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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 15, 2002
Date of Report (Date of earliest event reported)

ABBOTT LABORATORIES
(Exact name of registrant as specified in its charter)

Illinois	1-2189	36-0698440
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Abbott Park Road
Abbott Park, Illinois 60064-6400
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (847) 937-6100

Item 4. Changes in Registrant's Certifying Accountant.

        On March 15, 2002, the Board of Directors of Abbott Laboratories ("Abbott") adopted the recommendation of its Audit Committee that Arthur Andersen LLP ("Andersen") be dismissed as Abbott's auditors upon the later of: (i) the engagement of a new independent public accounting firm or (ii) the filing of Abbott's quarterly report on Securities and Exchange Commission Form 10-Q for the period ending March 31, 2002. On May 2, 2002, Abbott filed its quarterly report on Securities and Exchange Commission Form 10-Q for the period ending March 31, 2002 and dismissed Andersen as Abbott's auditors.

        Andersen's reports on Abbott's consolidated financial statements for each of the years December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the years ended December 31, 2001 and 2000 and through May 2, 2002 there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter in connection with its report on Abbott's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        Abbott has provided Andersen with a copy of the foregoing statements. Attached as Exhibit 16 is a copy of Andersen's letter, dated May 2, 2002, stating its agreement with such statements.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits.
Exhibit No.	Exhibit
16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 2, 2002

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBOTT LABORATORIES

Date: May 2, 2002	/s/ THOMAS C. FREYMAN
	By:	Thomas C. Freyman Senior Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit
16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 2, 2002

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  Item 4. Changes in Registrant's Certifying Accountant .
  Item 7. Financial Statements and Exhibits .
SIGNATURE
Exhibit Index